SECONDMENT AGREEMENT

THIS SECONDMENT AGREEMENT (the “Agreement”) is made and entered into with an effective date as of August 8, 2014 (the “Effective Date”), by and among Cerberus Operations and Advisory Company, LLC (“COAC”), a Delaware limited liability company, DynCorp International LLC. ("DynCorp" or the “Company”), a Delaware Corporation, and James Geisler (“Secondee”), a natural person and employee of COAC. For purposes of this Agreement, COAC, DynCorp, and Secondee each may be referred to individually as a “Party”, and collectively as the “Parties”.

WITNESSETH:

WHEREAS, COAC employs a team of personnel who have significant knowledge, experience, skills and training across a range of industries, companies and functional areas of business activity, including Secondee; and

WHEREAS, COAC periodically makes the services of its personnel available to Cerberus portfolio companies under secondment arrangements in order to assist them with various business needs, including, but not limited to, company management and oversight, support for transactional due diligence, acquisition planning, and staffing of special projects; and

WHEREAS, DynCorp desires to receive from COAC, and COAC has agreed to make available to the DynCorp, the services of Secondee as more particularly set forth in this Agreement; and

WHEREAS, Secondee has confirmed his willingness to accept the foregoing secondment on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for such other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto, intending to be legally bound, do hereby agree as follows:

Section 1. Certain Definitions. For purpose of this Agreement (including, without limitation, the appendices attached hereto), the following terms shall have the following meanings:

“Affiliate” or a Person shall mean (i) when used in relation to DynCorp means DynCorp and all direct and indirect subsidiaries and entities under the common control of DynCorp, but not COAC or its Affiliates: and (ii) when used in relation to COAC, any entity that is owned or controlled by funds or accounts managed, directly or indirectly, by CCM or Stephen A. Feinberg, but not DynCorp or any of its subsidiaries or other entities controlled by DynCorp.

“CCM” shall mean Cerberus Capital Management, L.P.

“Employment Arrangements” shall mean any employment agreements, offer letters, covenants agreements and/or other employment related arrangements between COAC and Secondee as may be in effect from time-to-time, including any amendments thereto.
“Person” shall mean any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, governmental body, registered or unregistered pooled investment vehicle, managed account, or other entity of any kind.

“Portfolio Company” shall mean any Person in, or with respect to which, CCM or any of its Affiliates has made an investment (debt, equity or otherwise).

“Indemnification Rights” shall mean all rights and claims to indemnification and advancement of expenses as more particularly set forth in Appendix 2 to this Agreement.

Section 2.     Term. This Agreement shall commence on and with effect from the Effective Date and shall continue thereafter until terminated as set forth in Section 9 of this Agreement (such period, the “Term”).

Section 3.     Secondment. COAC hereby seconds to DynCorp the services of Secondee on a full-time basis during the Term in accordance with the terms and conditions of this Agreement, and DynCorp hereby accepts such secondment.

Section 4. Secondment Services; Duties; Authority.

A.     During the Term, Secondee will serve as the Company's Interim Chief Executive Officer (such position, the “CEO”) and, in such capacity, shall be available to provide DynCorp and its Affiliates management, general oversight, and day-to-day operational assistance of the Company (collectively, the “Secondment Services”). Such Secondment Services shall include, without limitation, advice and assistance regarding: (i) management of the Company's processes and other operations, (ii) management of the Sales function and relationships with key customers, (iii) oversight and understanding of the financial planning, budgeting, reporting, and forecasting, and (iv) such other support and assistance as the Company's Board of Directors may request from time-to-time or as Secondee may deem reasonably necessary in furtherance of the foregoing activities and/or his duties and obligations hereunder.

B.     Except to the extent set forth below, during the Term Secondee shall devote substantially all of his working time, attention, skill and effort to the performance of Secondment Services, and shall use his reasonable best efforts to (i) provide such services in a timely, competent and professional manner, in material compliance with applicable laws and such reasonable and lawful directions as Secondee may receive from time-to-time from DynCorp's Board of Directors or other designated representatives, (ii) keep DynCorp reasonably informed of relevant information regarding his activities with respect to the Secondment Services, and (iii) refrain from acting in a manner adverse to DynCorp's business or interests when providing the Secondment Services. Notwithstanding the foregoing, DynCorp understands and agrees that in his capacity as an employee of COAC, Secondee may be asked from time-to-time to perform services for COAC that are unrelated to DynCorp or the Secondment Services contemplated by this Agreement, and that it shall not be a violation of this Agreement for Secondee to provide such services to COAC so long as they do not materially interfere with the performance of Secondee's responsibilities under this Agreement.

C.     For purposes of this Agreement, the Parties acknowledge and agree that Secondee has been duly appointed by the Board to serve as the Interim CEO in accordance with the terms and conditions of this Agreement and such other delegations of authority as the Board has or may deem appropriate. Secondee shall have the authority to bind or commit DynCorp.

D.     Secondee agrees that he shall (i) perform his responsibilities as CEO without additional compensation from the Parties or their respective Affiliates, and (ii) use his commercially reasonable best efforts to carry out his responsibilities in such position in a manner consistent with his fiduciary and legal obligations to DynCorp, notwithstanding any other obligations he may have to any other Person.

Section 5. Fees and Expenses.

A. Service Fees. In consideration of the Secondment Services provided under this Agreement, DynCorp shall pay to COAC the service fees ("Service Fees") set forth in Appendix 1 to this Agreement, as such fees may be modified from time-to-time by mutual agreement of DynCorp and COAC in writing. Beginning September 1, 2014, all Service Fees shall be billed to DynCorp on a monthly basis, in arrears, and shall be paid by DynCorp not later than thirty (30) calendar days after the date of the applicable invoice.

B.     Expenses. In addition to the Service Fees, DynCorp shall reimburse COAC for all reasonable and necessary expenses incurred by COAC or Secondee in the performance of the Secondment Services. Such expenses shall be invoiced to DynCorp on a periodic basis and shall be paid by DynCorp to COAC not later than thirty (30) calendar days after the date of the relevant invoice. Any claims for expenses by COAC shall be subject to the presentation of appropriate documentation in accordance with DynCorp's policies and procedures for the reimbursement of expenses, as such policies may be amended from time-to-time by DynCorp upon prior written notice to COAC and Secondee. Notwithstanding the foregoing, DynCorp and Secondee agree that it would be to their mutual benefit for Secondee to obtain reimbursement of his expenses directly from DynCorp rather than running them through COAC, and that DynCorp and Secondee shall utilize this means of reimbursement in connection with Expenses arising under this Agreement.

C.     Form of Payment. All amounts billed hereunder shall be paid in US dollars by wire transfer of immediately available funds to such bank account or accounts as COAC may designate from time-to-time in writing, without any deduction, withholding or offset except to the extent required by applicable law.
D.     Corporate Policies. Secondee shall at all times remain subject to the policies and procedures set forth in COAC's Compliance Policies and Procedures Manual, as may be amended from time-to-time, and all other policies and procedures as may be established from time-to-time by COAC or its Affiliates. Secondee shall at all times during the Term also be subject to DynCorp's policies and procedures, to the extent not expressly inconsistent with those of COAC, except that Secondee agrees that he shall at all times during the

Term be subject to DynCorp's policies regarding equal employment, non-discrimination/harassment and compliance with the Foreign Corrupt Practice Act regardless of any conflict with COAC's policies. The reimbursement of expenses incurred by COAC or Secondee in the performance of the Secondment Services shall be governed by DynCorp's policies and paid per Section 5.B above.

Section 6. Independent Contractor Relationship.

A.     The relationship under this Agreement between DynCorp and its Affiliates on the one hand, and COAC, Secondee and their respective Affiliates on the other hand, shall at all times be and shall remain that of independent contractors and such relationship will govern all relations between and among such parties arising hereunder. At all times during the Term, COAC shall be the sole employer of Secondee for any and all purposes, and neither DynCorp nor any of its Affiliates shall be considered or deemed an employer of Secondee for any purpose.

B.     Unless otherwise agreed in writing by COAC and DynCorp, Secondee shall not be entitled to, and shall not be paid, any salary, bonus or other remuneration by, nor participate in any benefit programs of, any Person other than COAC by virtue of this Agreement, including, without limitation, DynCorp or any of its Affiliates. Notwithstanding the foregoing, and for purposes of clarity and avoidance of doubt the payment of any amount to or for the benefit of Secondee in connection with any Indemnification Rights shall not constitute or be deemed to constitute remuneration under this Agreement. Secondee acknowledges that Secondee is not an employee of DynCorp and is not entitled to participate in any benefit plans or arrangements provided by DynCorp for the benefit of its employees (other than such benefits as may be provided pursuant to any Indemnification Rights).

C.     During the Term, COAC shall retain sole responsibility for:

(i)     Payment of Secondee's base salary (less applicable withholding and other customary payroll deductions); and

(ii)     Providing employee related benefits to Secondee under the terms and conditions of COAC's employee benefit plans and programs as COAC may have in effect from time to-time, subject in each case to any eligibility requirements, enrollment criteria or other terms and provisions of such plans or programs and as otherwise set forth in Secondee's Employment Agreements with COAC.

D.     Secondee shall at all times remain subject to the policies and procedures set forth in COAC's Compliance Policies and Procedures Manual, as may be amended from time-to-time, and all other policies and procedures as may be established from time-to-time by COAC or its Affiliates.

E.     DynCorp shall not, and shall cause its Affiliates not to, (i) pay any contributions to Social Security, unemployment insurance, or federal or state withholding taxes with respect to Secondee, (ii) carry workers' compensation, life, disability insurance or health care benefits for Secondee or (iii) provide any other contributions or benefits to Secondee that might be expected in an employer-employee relationship (other than the Indemnification Rights), and Secondee expressly waives any right to such participation or coverage.

Section 7. Exclusivity: Conflicts of Interest.

A.     DynCorp understands and agrees that (i) the Secondment Services to be provided by COAC pursuant to this Agreement are not, and in no event shall be deemed to be, exclusive to DynCorp or its Affiliates, and (ii) COAC is and shall remain free to render to other Persons services similar to the Secondment Services, and to engage in all such activities as COAC may deem appropriate, notwithstanding any other provision of this Agreement to the contrary.

B.     DynCorp understands and agrees that (i) COAC and Secondee have a variety of corporate, business, employment, investment and/or other relationships with CCM and its Affiliates (the ''CCM Group"), including companies that may hold investment interests in and/or do business with DynCorp and its Affiliates, and (ii) during the course of providing the Secondment Services, COAC and/or Secondee may acquire information or knowledge about, or participate in, transactions, business opportunities and/or other matters that could be of potential relevance or interest to DynCorp or its Affiliates, including matters that could present an actual or potential conflict of interest between one or more members of the CCM Group on the one hand and DynCorp or its Affiliates on the other hand. DynCorp hereby acknowledges, on behalf of itself and its Affiliates, that the CCM Group intends to establish and maintain such relationships, and that the mere existence of these relationships alone does not present any actual or potential conflicts of interest under this Agreement or otherwise.

C.     If during the Term, any of COAC, DynCorp or Secondee determines in its or his good faith judgment that it, he or one of the other Parties has an actual or potential conflict arising from or relating to the delivery or receipt of the Secondment Services, such discovering Party will disclose the fact of such conflict to the other Parties and the Party with the actual or potential conflict will, at its election in its sole discretion, either (i) eliminate the conflict, (ii) resolve the conflict in a manner satisfactory to the Parties, (iii) cease providing or receiving the particular service or services giving rise to such conflict, or (iv) terminate the Secondment Services and/or this Agreement.
D.     Notwithstanding the foregoing or any other provision of this Agreement to the contrary, no member of the CCM Group, including COAC or Secondee, shall: (i) have any sort of duty or obligation to disclose to DynCorp or its Affiliates any confidential information that any member of the CCM Group may acquire about the business, operations or activities of any other Person, even if such information could be deemed material and relevant information to DynCorp or its Affiliates; (ii) have any sort of liability to DynCorp or its Affiliates for breach of any duty or obligation by reason of using and/or not disclosing such confidential information; or (iii) have any sort of duty or obligation to communicate, offer or direct to DynCorp or is Affiliates any business opportunity of which any member of the CCM Group may become aware as a member of the CCM Group, even if such member of the CCM Group has knowledge that DynCorp or its Affiliates might be interested in such business opportunity.

Section 8.     Indemnification. As additional consideration for COAC and Secondee having entered into this Agreement, and notwithstanding any other provision of this Agreement to the contrary, DynCorp hereby agrees to provide to COAC, Secondee and each of their respective Affiliates the Indemnification Rights set forth in the Indemnification Supplement attached to this Agreement as Appendix 2, the provisions of which are hereby incorporated into this Agreement by this reference.

Section 9. Termination.

A.     Either COAC or DynCorp may terminate this Agreement at any time and for any reason upon five (5) business days prior written notice to the other Party.

B.     Upon termination of this Agreement and/or the Secondment Services, Secondee shall return to his duties at COAC on a full-time basis and DynCorp shall have no liability to COAC or Secondee for any aspect of Secondee's employment with COAC (other than in respect of the Indemnification Rights) other than in respect of any unpaid fees or expenses incurred prior to the date of termination.

C.     For the avoidance of doubt, at all times during the Term of this Agreement (or otherwise), COAC shall have the right, in its sole discretion, to terminate the employment relationship between Secondee and COAC, with or without cause, subject only to such Employment Arrangements as may be in effect at the time of such termination. In the event that Secondee's employment with COAC is terminated during the Term of this Agreement, any Secondment Services that are being provided to DynCorp or its Affiliates hereunder shall automatically terminate, without any further action of the Parties and without any liability or obligation on the part of COAC or its Affiliates to complete or otherwise continue any Secondment Services (whether planned or in progress).

D.     Notwithstanding any other provision of this Agreement to the contrary, and except to the extent otherwise set forth in Section 21 below, this Agreement shall terminate an Affiliate of COAC.

Section I0.     Severability. If any term or provision of this Agreement shall be found to be illegal or otherwise unenforceable, the same shall not invalidate the whole of this Agreement, but such term or provision shall be deemed modified to the extent necessary by the adjudication to render such term or provision enforceable, and the rights and obligations of the Parties shall be construed and enforced immediately, without any further action on the part of any Party, in the event that DynCorp is no longer accordingly, preserving to the fullest extent permissible the intent and agreement of the Parties set forth in this Agreement.

Section 11.     Waiver. The rights and remedies of the Parties are cumulative and not alternative. Neither the failure nor any delay by either Party in exercising any right, power, or privilege under this Agreement shall operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege shall preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law (i) no claim or right arising out of this Agreement can be discharged by one Party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other Party, (ii) no waiver that may be given by a Party shall be applicable except in the specific instance for which it is given, and (iii) no notice to or demand on one Party shall be deemed to be a waiver of any obligation of such Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

Section 12. Benefit of Agreement; Delegation of Duties Prohibited.

A.     This Agreement shall inure to the benefit of, and shall be binding upon, the Parties and their respective successors, assigns, heirs, and legal representatives, including any entity with which COAC or DynCorp may merge or consolidate or to which all or substantially all of its assets may be transferred. This Agreement also shall inure to the benefit of any Affiliate of COAC, as well as their successors and assigns, including any entity with which any Affiliate of COAC may merge or consolidate or to which all or substantially all of their assets may be transferred.

B.     Secondee hereby irrevocably consents to any such merger, consolidation or transfer as set forth in Section 12.A of this Agreement.

C.     The duties and covenants of Secondee under this Agreement, being personal, may not be delegated.

Section 13.     Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and shall be deemed to have been duly given (i) on the date delivered if personally delivered, (ii) upon receipt by the receiving party of any notice sent by registered or certified mail (first-class mail, postage pre-paid, return receipt requested) or (iii) on the date targeted for delivery if delivered by nationally recognized overnight courier or similar courier service, in each case to the appropriate addresses set forth below (or to such other addresses as a Party may designate by notice, from time-to-time to the other Party):

If to COAC:     Cerberus Operations and Advisory Company, LLC
875 Third Avenue
New York, NY 10022
Attention:     Lisa Gray, Esq.
General Counsel
212-284-7925

With a copy to:
Cerberus Operations and Advisory Company, LLC
875 Third Avenue
New York, NY 10022
Attention:     Jayne Binzer
Human Resources Executive
646-886-3614

If to DynCorp:     DynCorp International LLC.
1700 Old Meadow Road
McLean, VA 22102

Attention: William Kansky, CFO

With a copies to:     DynCorp International LLC.
1700 Old Meadow Road
McLean, VA 221 02
Attention: General Counsel

If to Secondee:     James Geisler
c/o Cerberus Operations and Advisory Company, LLC
875 Third Avenue
New York, NY I 0022

Section 14. Exculpation; Limitation of Liability.
A.     In providing the Secondment Services hereunder, Secondee and COAC shall have a right to rely on the truthfulness and accuracy of the books, records and other information received from DynCorp and its Affiliates, and shall be exculpated from any and all liabilities arising from or relating to any action or failure to act based on information contained in the records or books of account of DynCorp and its Affiliates, including financial statements, or on information supplied to Indemnitee by the officers of DynCorp and its Affiliates in the course of their duties, or on the advice of legal counsel for the DynCorp or its Affiliates or on information or records given or reports made to DynCorp and its Affiliates by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by DynCorp. In addition, the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of DynCorp or its Affiliates shall not be imputed to COAC or Secondee for purposes of determining any right to indemnification or advancement of expenses under Appendix 2 to this Agreement.
B.     In no event shall (i) COAC or Secondee be liable to DynCorp or any other Person for incidental, special, indirect, punitive, exemplary, consequential, lost profits or other similar damages (“Special Damages”), even if COAC or Secondee has been advised of the possibility of such Special Damages prior to the conduct giving rise to the alleged liability, or (ii) the aggregate liability of COAC and Secondee in connection with any Proceeding (as defined in Appendix 2), or any claim, issue or matter therein, including the performance or failure to perform any Secondment Services under this Agreement, ever exceed, in the aggregate, the total amount of fees actually paid by DynCorp to COAC during the Term of this Agreement.

Section 15.     Entire Agreement, Amendments. This Agreement contains the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, between the Parties with respect to the subject matter hereof except for the Employment Agreements. This Agreement may not be amended orally, but only by an agreement in writing signed by the Parties.

Section 16.     Governing Law; Jurisdiction; Jury Trial Waiver. Except to the extent otherwise set forth in the Indemnification Supplement, any and all actions or controversies arising out of this Agreement or the termination hereof or thereof: including, without limitation, tort claims, shall be construed and enforced in accordance with the internal laws of the State of New York, without regard to the conflict of law principles thereof other than Section 5-1401 of the New York General Obligations Law. With respect to any such actions or controversies, the Parties hereto hereby (a) irrevocably consent and submit to the sole exclusive jurisdiction of the United States District Court for the Southern District of New York located in Manhattan, or the Courts of the State of New York located in Manhattan, (b) irrevocably waive, to the fullest extent permitted by law, any objection that any of them may now or hereafter have to the laying of the venue of any such actions or controversies in any such courts or that any such any such actions or controversies which is brought in any such courts has been brought in an inconvenient forum, and (c) IRREVOCABLY WAIVE ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY SUCH ACTIONS OR CONTROVERSIES AND REPRESENTS THAT SUCH PARTY HAS CONSULTED WITH COUNSEL SPECIFICALLY WITH RESPECT TO THIS WAIVER OR HAS VOLUNTARILY ELECTED NOT TO DO SO.

Section 17.     Section Headings, Construction. The headings of Sections in this Agreement are provided for convenience only and shall not affect its construction or interpretation. All references to ''Section" or "Sections" refer to the corresponding Section or Sections of this Agreement unless otherwise specified. All words used in this Agreement shall be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms. Given the full and fair opportunity provided to each Party to consult with their respective attorneys with respect to the terms of this Agreement, ambiguities shall not be construed against any Party by virtue of such Party having drafted the subject provision
Section 18.     Validity. The invalidity or enforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision or provisions of this Agreement, which shall remain in full force and effect.

Section 19.     Counterparts. This Agreement may be executed in one more counterparts, any of which may be signed and exchanged by email, and each of which shall be deemed to be an original but all of which together shall constitute one and the same Agreement.

Section 20.     Agreement to Take Actions. Each Party to this Agreement shall execute and deliver such documents, certificates, agreements and other instruments, and shall take all other actions, as may be reasonably necessary or desirable in order to perform their or its obligations under this Agreement.

Section 21.     Survival. The provisions of this Agreement shall be in effect during the Term of the Secondment and Sections 1, 5, 7, 8 and 9-21 (inclusive) shall survive the termination of this Agreement.

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IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the Effective Date.

CERBERUS OPERATIONS AND ADVISORY COMPANY, LLC

Title: Chief Executive Officer

DynCorp International LLC.

SECONDEE

APPENDIX 1

SERVICE FEES

ANNUAL RATE OF $1,630,355 BEGINNING AUGUST 8, 2014.

APPENDIX 2

INDEMNIFICATION SUPPLEMENT

1.     Indemnification. DynCorp hereby agrees to indemnify and hold harmless Secondee, COAC and COAC's Affiliates (individually and collectively, the "Indemnitees") to the fullest extent permitted by Applicable Law (as hereinafter herein) in connection with any Proceedings (as hereinafter defined) or any claim, issue or matter therein, arising from or relating to the provision of Secondment Services under the Secondment Agreement, provided that the Indemnitee shall have acted in good faith and in a manner that he or it reasonably believed to be in or not opposed to the best interests of DynCorp, as applicable, and with respect to any criminal Proceeding, had no reasonable cause to believe his or its conduct was unlawful. In furtherance of the foregoing, and without limiting the generality thereof:

(a)     Proceedings Other Than Proceedings by or in the Right of DynCorp. Each of the Indemnitees shall be entitled to the rights of indemnification provided in this Section l (a) if such Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding (as hereinafter defined), other than a Proceeding by or in the right of DynCorp or its Affiliates. Pursuant to this Section l(a), the Indemnitees shall be indemnified against all Expenses (as hereinafter defined), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitees, or on his or its behalf, in connection with such Proceeding or any claim, issue or matter therein, if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of DynCorp or its Affiliates, as applicable, and with respect to any criminal Proceeding, had no reasonable cause to believe his or its conduct was unlawful.

(b)     Proceedings by or in the Right of DynCorp. Each of the Indemnitees shall be entitled to the rights of indemnification provided in this Section l (b) if such Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding brought by or in the right of DynCorp or its Affiliates. Pursuant to this Section 1(b), an Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by such Indemnitee, or on the Indemnitee's behalf, in connection with such Proceeding if the Indemnitee acted in good faith and in a manner that the Indemnitee reasonably believed to be in or not opposed to the best interests of DynCorp or its Affiliates, as applicable; provided, however, if Applicable Law so provides, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which an Indemnitee shall have been adjudged to be liable to DynCorp or its Affiliates unless and to the extent that the Court of Chancery of the State of Delaware shall determine that such indemnification may be made.

2.     Additional Indemnity. In addition to, and without regard to any limitations on, the indemnification provided for in Section 1 of this Indemnification Supplement, DynCorp shall and hereby does indemnify and hold harmless each of the Indemnitees from and against all Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such participant in any Proceeding (including a Proceeding by or in the right of DynCorp or its Indemnitee, or on his or its behalf, if such Indemnitee is, or is threatened to be made, a party to or Affiliates), including, without limitation, all liability arising out of the negligence or active or passive wrongdoing of the Indemnitee.

(a)     Whether or not the indemnification provided in Section 1 hereof is available, in respect of any threatened, pending or completed action, suit or Proceeding in which DynCorp is jointly liable with one or more Indemnitees (or would be if joined in such action, suit or proceeding), DynCorp shall pay, in the first instance, the entire amount of any judgment or settlement of such action, suit or proceeding without requiring the relevant Indemnitees to contribute to such payment and DynCorp hereby waives and relinquishes any right of contribution it may have against the Indemnitees. DynCorp shall not enter into any settlement of any action, suit or proceeding in which DynCorp is jointly liable with one or more of the Indemnitees (or would be if joined in such action, suit or proceeding) unless such settlement provides for a full and final release of all claims asserted against such Indemnitee.

(b)     DynCorp hereby agrees to fully indemnify and hold harmless each of the Indemnitees from and against any claims of contribution which may be brought by officers, directors or employees of DynCorp, other than an Indemnitee, who may be jointly liable with an Indemnitee.

(c)     To the fullest extent permissible under Applicable Law, if the indemnification provided for in this Indemnification Supplement is unavailable to an Indemnitee for any reason whatsoever, DynCorp, in lieu of indemnifying such Indemnitee, shall contribute to the amount incurred by such Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Indemnification Supplement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by DynCorp and the applicable Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of DynCorp (and its directors, officers, employees and agents) and the applicable Indemnitee in connection with such event(s) and/or transaction(s).

3.     Advancement of Expenses. Notwithstanding any other provision of this Indemnification Supplement, DynCorp shall advance all Expenses incurred by or on behalf of an Indemnitee in connection with any Proceeding within thirty (30) days after the receipt by DynCorp of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Indemnitee and shall include or be preceded or accompanied by an undertaking by or on behalf of the Indemnitee to repay any Expenses advanced if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified against such Expenses. Any advances and undertakings to repay pursuant to this Section 3 shall be unsecured and interest free.

4.     Presumptions Regarding Entitlement to Indemnification. For avoidance of doubt, it is the intent of this Indemnification Supplement to secure for each of the Indemnitees rights of indemnity that are as favorable as may be permitted under the Delaware General Corporation Law and public policy of the State of Delaware (regardless of the fact that DynCorp is a Delaware limited liability company).

(a)     The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Indemnification Supplement) of itself adversely affect the right of an Indemnitee to indemnification or create a presumption that an Indemnitee did not act in good faith and in a manner which he or it reasonably believed to be in or not opposed to the best interests of DynCorp or, with respect to any criminal Proceeding, that an Indemnitee had reasonable cause to believe that his or its conduct was unlawful.

(b)     Notwithstanding anything in this Indemnification Supplement to the contrary, no determination as to entitlement to indemnification under this Indemnification Supplement shall be required to be made prior to the final disposition of the Proceeding, and in making any determination with respect to indemnification hereunder, the Person making such determination shall presume that the Indemnitees are entitled to indemnification. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

5. Non-Exclusivity: Insurance: Subrogation.

(a)     The rights of indemnification as provided by this Indemnification Supplement shall not be deemed exclusive of any other rights to which an Indemnitee may at any time be entitled under applicable law, the Limited Liability Agreement of DynCorp (the "LCC Agreement"), any policies in effect at DynCorp from time-to-time or any other arrangement. No amendment, alteration or repeal of this Indemnification Supplement or of any provision hereof shall limit or restrict any right of an Indemnitee under this Indemnification Supplement in respect of any action taken or omitted by such Indemnitee prior to such amendment, alteration or repeal. To the extent that a change in Applicable Law, whether by statute or judicial decision, permits greater indemnification than would be afforded currently under the LLC Agreement or this Indemnification Supplement, it is the intent of the parties hereto that the Indemnitees shall enjoy by this Indemnification Supplement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.
(b)     To the extent that DynCorp maintains an insurance policy or policies providing for liability insurance for directors, officers, employees, or agents or fiduciaries of DynCorp or of any other Person, each Indemnitee shall be entitled to the coverage provided by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any director, officer, employee, agent or fiduciary under such policy or policies. If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, DynCorp has director and officer liability insurance in effect, DynCorp shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. DynCorp shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of each Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(c)     In the event of any payment under this Indemnification Supplement, DynCorp shall be subrogated to the extent of such payment to all of the rights of recovery of an Indemnitee under any insurance policy maintained by DynCorp, and such Indemnitee shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable DynCorp to bring suit to enforce such rights.

6.     Duration of Indemnification and Advancement Rights. All agreements and obligations of DynCorp contained herein shall continue during the Term and for a period of six (6) years thereafter, and shall continue thereafter so long as an Indemnitee shall be subject to any Proceeding, whether or not he or it is providing Secondment Services at the time any liability or expense is incurred for which indemnification can be provided under this Indemnification Supplement. This Indemnification Supplement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of DynCorp), assigns, spouses, heirs, executors and personal and legal representatives.

7.     Vesting and Rights of Priority. Notwithstanding any provision of this Indemnification Supplement to the contrary, DynCorp understands and agrees that the rights of indemnification and advancement of expenses conveyed to the Indemnitees under this Indemnification Supplement are fully vested as of the date of this Indemnification Supplement and are primary in right of priority to any indemnification or advancement rights that an Indemnitee may have under any Employment Arrangement, governance document, or insurance policy to which COAC or its Affiliates is or may become a party, all of which shall be secondary in right of priority to the obligations of DynCorp under this Indemnification Supplement. To the extent that an Indemnitee collects any amount from DynCorp pursuant to its indemnification or advancement obligations under this Indemnification Supplement, any indemnification or advancement obligations that COAC or its Affiliates may have with respect to such Indemnitee shall be reduced by the amount so collected, and in the event that COAC or its Affiliates pay any amount to or for the benefit of an Indemnitee in connection with their respective indemnification or advancement obligations (including any amount paid by or on behalf of insurance carriers), the entity that made such payment shall be subrogated to the extent of such payment to all of the rights of recovery of the applicable Indemnitee under this Indemnification Supplement.

8. Definitions. For purposes of this Indemnification Supplement:

(a)     "Applicable Law" means, for the purpose of construing and enforcing the terms and conditions of this Indemnification Supplement only, the Delaware General Corporation Law, as amended from time to time, and the public policy of the State of Delaware.

(b)     "Secondee Status" describes the status of a Person who is or was a director, officer, employee, agent, fiduciary or provider of Secondment Services to DynCorp or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that such person is or was serving at the request of DynCorp pursuant to the Secondment Agreement.

(c)     "Expenses" shall include, without limitation, all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating, or being or preparing to be a witness in a Proceeding. Expenses also shall include all Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersede as bond, or other appeal bond or its equivalent. Expenses, however, shall not include amounts paid in settlement by an Indemnitee or the amount of judgments or fines against an Indemnitee.

(d)     "Proceeding" includes any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by or in the right of DynCorp or otherwise and whether civil, criminal, administrative or investigative, in which the Indemnitee was, is or will be involved as a party or otherwise, by reason of the fact that Indemnitee is or was an officer, director, employee, agent, or representative of or provider of Secondment Services to, DynCorp or its Affiliates, by reason of any action taken by him or of any inaction on his or its part while acting as an officer, director, employee, agent, or representative of or provider of Secondment Services to, DynCorp or its Affiliates, or by reason of the fact that he or it is or was serving at the request of DynCorp as a director, officer, employee, agent, representative of, or provider of Secondment Services to, another corporation, partnership, joint venture, trust or other Person; in each case whether or not he is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Indemnification Supplement: including one pending on or before the date of this Indemnification Supplement.

9.     Notice By Indemnitee. Each Indemnitee agrees promptly to notify DynCorp in writing upon being served with or otherwise receiving any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification covered hereunder. Notwithstanding the foregoing, the failure to so notify DynCorp shall not relieve DynCorp of any obligation which it may have to any Indemnitee under this Indemnification Supplement or otherwise unless and only to the extent that such failure or delay is found to have materially prejudiced DynCorp.

10.     Severability. The invalidity of unenforceability of any provision of this Indemnification Supplement shall in no way affect the validity or enforceability of any other provision. Without limiting the generality of the foregoing, this Indemnification Supplement is intended to confer upon the Indemnitees indemnification rights to the fullest extent permitted by applicable laws. In the event any provision hereof conflicts with any applicable law, such provision shall be deemed modified, consistent with the aforementioned intent, to the extent necessary to resolve such conflict.

11.     Modification and Waiver. No supplement, modification, termination or amendment of this Indemnification Supplement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Indemnification Supplement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.